EX-10.1 FORM OF PUT/CALL OPTION AGREEMENT

Exhibit 10.1

AMENDED AND RESTATED PUT/CALL OPTION AGREEMENT

This Put/Call Option Agreement (this “Agreement”) is made and entered into this 7th day of April, 2014, by and between Team, Inc., a Delaware corporation (“Team”) and the shareholders listed on the signature pages hereto (each, a “Class B Stockholder” and collectively, the “Class B Stockholders”). Team and the Class B Stockholders are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, the Parties hereto, together with TQ Acquisition, Inc., a Texas corporation (the “Company”), Quest Integrity Group, LLC, a Delaware limited liability company (“Quest”), and John Zink Holdings, Inc., a Texas corporation (“JZH”), entered into either the Membership Interest Purchase Agreement to which Milton J. Altenberg; Ring Mountain Capital, LLC; Quest Integrated, Inc.; Alexius Group II, LLC; and Todd Katz are parties or the Membership Interest Purchase Agreement to which a Class B Stockholder is a party as an individual, each as dated November 1, 2010 (collectively, the “Purchase Agreements”), whereby the JZH and the Class B Stockholders agreed to sell and transfer to the Company all of the outstanding membership interests in Quest (the “Membership Interests”);

WHEREAS, as partial consideration for their respective Membership Interests in Quest, the Class B Stockholders received, in the amount set forth opposite each such Class B Stockholder’s name in Exhibit A hereto, an aggregate of 5,000 shares, $1.00 par value per share of Class B common stock of the Company (the “Class B Stock”) representing 5.0% of the issued and outstanding capital stock of the Company;

WHEREAS, Team is the beneficial owner of 95,000 shares, $1.00 par value per share of Class A Common Stock of the Company, representing 95.0% of the issued and outstanding capital stock of the Company;

WHEREAS, the Parties executed a Put/Call Option Agreement on November 1, 2010, and desire to amend and restate such agreement in this Agreement to provide further clarity on several matters; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Team and the Class B Shareholders agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

(a) Average Annual EBITDA” means the Third Year EBITDA plus the Fourth Year EBITDA divided by two.

(b) “Business Day” means any day other than a Saturday, a Sunday or a day in which commercial banks located in Houston are permitted by law to close.

(c) “Change of Control of the Company” means (i) a merger, consolidation, share exchange or similar transaction of the Company with or into another entity in which the Company shall not be the surviving entity other than a transaction undertaken in order to reincorporate in another state or a transaction undertaken with Team or any of its Subsidiaries (for purposes thereof, the Company shall not be deemed the surviving entity in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another entity unless such entity is Team or any of its Subsidiaries); (ii) any sale of all or substantially all of the assets of the Company to an entity other than Team or any of its Subsidiaries; (iii) the complete liquidation of the Company; or (iv) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities by any “person,” as such term is used in Sections 13(d) and 14(d) of the Act, other than Team or Quest, any trustee or other fiduciary holding securities under an employee benefit plan of Team, the Company or Quest, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; provided, however, that in no event shall a Change of Control include any transaction following which the former shareholders of the Company continue to represent 50% or more of the combined voting power of the Company’s then outstanding securities, in substantially the same proportions as prior to the transaction.

(d) “Change of Control of Quest” means (i) a merger, consolidation, share exchange or similar transaction of Quest with or into another entity in which Quest shall not be the surviving entity other than a transaction undertaken in order to reform in another state or a transaction undertaken with Team or any of its Subsidiaries (for purposes thereof, Quest shall not be deemed the surviving entity in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another entity unless such entity is Team or any of its Subsidiaries); (ii) any sale of all or substantially all of the assets of Quest to an entity other than Team or any of its Subsidiaries; (iii) the complete liquidation of Quest; or (iv) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Act) of securities of Quest representing more than 50% of the combined voting power of Quest’s then outstanding securities by any “person,” as such term is used in Sections 13(d) and 14(d) of the Act, other than Team or the Company, any trustee or other fiduciary holding securities under an employee benefit plan of Team, the Company or Quest, or any entity owned directly or indirectly by the stockholders of Quest in substantially the same proportion as their ownership of equity of Quest; provided, however, that in no event shall a Change of Control include any transaction following which the former equityholders of Quest continue to represent 50% or more of the combined voting power of Quest’s then outstanding securities, in substantially the same proportions as prior to the transaction.

(e) “Change of Control of Team” means (i) a merger, consolidation, share exchange or similar transaction of Team with or into another entity in which Team shall not be the surviving entity other than a transaction undertaken in order to reincorporate in another state (for purposes thereof, Team shall not be deemed the surviving entity in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another entity); (ii) any sale of all or substantially all of the assets of Team; (iii) the complete liquidation of Team; or (iv) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Act) of securities of Team representing more than 50% of the combined voting power of Team’s then outstanding securities by any “person,” as such term is used in Sections 13(d) and 14(d) of the Act, other than Team, any trustee or other fiduciary holding securities under an employee benefit plan of Team, or any entity owned directly or indirectly by the stockholders of Team in substantially the same proportion as their ownership of stock of Team; provided, however, that in no event shall a Change of Control include any transaction following which the former shareholders of Team continue to represent 50% or more of the combined voting power of Team’s then outstanding securities, in substantially the same proportions as prior to the transaction.

(f) “Class B Stockholder Representative” means Jeffrey L. Ott, or if he should be unable or unwilling to act, Milton J. Altenberg.

(g) “EBITDA” means consolidated earnings from operations of Quest and its Subsidiaries, as determined in accordance with GAAP as consistently applied by the Company before consolidated interest, taxes, depreciation and amortization cost recorded by the Company, in each case, as determined in accordance with GAAP as consistently applied by the Company. For purposes of this Agreement, Team will not allocate charges to Quest that are not directly related to Quest activities and, subject to the specific written approval of the CEO of Team, EBITDA will be adjusted to reflect the pro forma effect of costs incurred by Quest that are directly related to Team activities, including the costs set forth on Schedule I(g) attached hereto.

(h) “Exercise Date” means the date on which a Party hereto delivers the applicable Exercise Notice.

(i) “Fourth Year EBITDA” means EBITDA for the period beginning on June 1, 2014, and ending on May 31, 2015.

(j) “GAAP” means United States generally accepted accounting principles.

(k) “Intercompany Balance” means for the period November 1, 2010 through May 31, 2015, a net accumulated receivable from Team to Quest (a positive number) or a net payable to Team from Quest (a negative number), denominated in U.S. dollars, equal to:

(i) all cash transferred from Quest to Team, where such transfer does not represent a payment for services rendered by Team to Quest; plus

(ii) all payments and accruals made by Quest to a third party (who is not a Party hereto) in order to reduce a liability of Team or to increase an asset of Team not related to Quest, and where such payment does not represent a payment for services rendered by Team to Quest; minus

(iii) all cash transferred from Team to Quest, where such transfer does not represent a payment for services rendered by Quest to Team; minus

(iv) all payments and accruals made by Team to a third party (who is not a Party hereto) in order to reduce a liability of Quest (including any payments made by Team to Green Bank, N.A. in order to reduce the outstanding borrowings of Quest from Green Bank, N.A.) or to increase an asset of Quest, and where such payment does not represent a payment for services rendered by Quest to Team; minus

(v) all cost allocations for services directly related to Quest activities; minus

(vi) all tax-effected, pro forma adjustments to EBITDA as described in Article I(g), and plus

(vii) the Working Capital Adjustment, if any.

The Intercompany Balance will be further adjusted to (1) treat available cash as having been paid toward the Intercompany Balance and (2) reflect the pro forma effect of income taxes payable that would have been payable, but for the APB 23 election made by Team. The payments contemplated in (i) through (vii) above are meant to include any manner of payment, whether they are characterized as debt, distributions, dividends, or otherwise.

(l) “Last Reported Sale Price” of Team Common Stock on any date means the closing sale price per share of Team Common Stock (or if no closing sale price is reported, the average of the bid and ask price or, if more than one in either case, the average of the average bid and average ask prices) on that date as reported in composite transactions for the principal United States securities exchange on which Team Common Stock is traded. If Team Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for Team Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLS or a similar organization. If Team Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for Team Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Team for this purpose.

(m) “Net Working Capital” means the total current assets (excluding cash to the extent it has been treated, on a pro-forma basis, as a reduction of the Intercompany Balance as provided in subsection “k” herein) less the total current liabilities, other than intercompany balances or debt obligations, of Quest.

(n) “Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or governmental authority.

(o) “Quest Group” means Quest and its Subsidiaries.

(p) “Quest Principals” means Milton J. Altenberg and Jeffrey L. Ott, provided that if either of them shall die, then the survivor.

(q) “Settlement Amount” means the greater of (i) $2,360,056, or (ii) $2,360,056 plus (A) the Average Annual EBITDA multiplied by 7.25, less (x) $45 million, plus or minus (y) any Intercompany Balance, multiplied by (B) 0.35.

(r) “Settlement Rate” means the per share average closing price of Team Common Stock reported on the New York Stock Exchange for the ninety (90) Trading Days preceding May 31, 2015.

(s) “Subsidiary” means with respect to any Person or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

(t) “Team Common Stock” means the common stock, $0.30 par value per share, of Team, Inc.

(u) “Third Party Accountant” means a recognized national or regional accounting firm mutually acceptable to Team and the Class B Stockholder Representative.

(v) “Third Year EBITDA” means EBITDA for the period beginning on June 1, 2013, and ending on May 31, 2014.

(w) “Trading Day” means any day on which (i) trading in Team Common Stock generally occurs on the New York Stock Exchange or, if Team Common Stock is not then listed on the New York Stock Exchange, on the principal or other United States national or regional securities exchange on which Team Common Stock is then listed or, if Team Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which Team Common Stock is then traded, and (ii) a Last Reported Sale Price for Team Common Stock is available on such securities exchange or market. If Team Common Stock is not so listed or traded, “Trading Day” means a Business Day.

(x) “Working Capital Adjustment” shall be calculated as follows:

(i) At the Exercise Date, to the extent Quest’s ratio of Net Working Capital to trailing 12 month revenue is less than the average ratio of Net Working Capital to trailing twelve month revenue computed for the preceding 24 month period, the Intercompany Balance at the Exercise Date shall be adjusted (increased if the Intercompany Balance is a payable to Team or decreased if the Intercompany Balance is a Receivable from Team), for purposes of the Exercise Price calculation, by an amount equal to the Net Working Capital necessary to achieve the same ratio as the trailing 24 month average month end Net Working Capital.

(ii) At the Exercise Date, to the extent Quest’s ratio of Net Working Capital to trailing 12 month revenue is greater than average ratio of Net Working Capital to trailing twelve month revenue computed for the preceding 24 month period, no adjustment to the Intercompany Balance at the Exercise Date shall be necessary.

ARTICLE II

CALL OPTION

Section 2.1 Call Option.

(a) Subject to Section 5.1 hereof, on or after May 31, 2015 (the “Option Date”), Team shall have the right, but not the obligation, to exercise an option to purchase all, but not less than all, of the outstanding shares of Class B Stock (the “Call Option”) for an aggregate number of unregistered shares of Team Common Stock equal to (A) the Settlement Amount divided by (B) the Settlement Rate (such formula is referred to herein as, the “Exercise Price”). A Call Option exercised hereunder shall be completed as soon as practicable following the finalization of the audited financial statements of the Company for the fiscal year period ending May 31, 2015, or if such audited statements have already been issued, then within ten days following the giving of an executed copy of the exercise notice in the applicable form attached hereto as Exhibit B (the “Exercise Notice”).

Section 2.2 Call Option Exercise Notice. In order to exercise the Call Option, Team shall send by written notice at any time prior to 5:00 p.m., Houston time, to the Class B Stockholder Representative the Exercise Notice.

ARTICLE III

PUT OPTION

Section 3.1 Put Option. Subject to Section 5.1 hereof, on or after the Option Date, the Class B Stockholder Representative shall have the right, but not the obligation, to exercise an option to cause the Company to purchase all, but not less than all, of the outstanding shares of Class B Stock (the “Put Option”) for the Exercise Price. A Put Option exercised pursuant to this Section 3.1 shall be completed as soon as practicable following the finalization of the audited financial statements of the Company for the fiscal year period ending May 31, 2015, or if such audited statements have already been issued, then within ten days following the giving of the Exercise Notice.

Section 3.2 Put Option Exercise Notice. In order to exercise the Put Option, the Class B Stockholder Representative shall send, by written notice, at any time prior to 5:00 p.m., Houston time, to Team an executed copy of the applicable Exercise Notice.

Section 3.3 Acceleration of Put Option.

(a) Subject to Section 3.3(e) and Section 5.1 hereof, within the period commencing on the date of an Acceleration Event pursuant to Section 3.3(c)(i) below and ending on the sixtieth (60th) day following the Class B Stockholder Representative’s written notice to the Company of such Acceleration Event, the Class B Stockholder Representative, after providing the applicable Exercise Notice to the Company, shall have the right, but not the obligation, to exercise the Put Option for an aggregate number of unregistered shares of Team Common Stock equal to:

(i) the greater of (I) $2,360,056, or (II) $2,360,056 plus ((A) the Appraised Value of the Company and its Subsidiaries, less (x) $45 million, plus or minus (y) any Intercompany Balance), multiplied by (B) 0.35), divided by

(ii) the per share average closing price of Team Common Stock reported on the New York Stock Exchange for the 90 Trading Days ending the date immediately preceding the date of such Acceleration Event.

(iii) In the event that Team Common Stock is expected to cease being publicly traded in connection with a Change of Control of Team, then the Class B Stockholders shall be entitled to receive the dollar value contemplated in 3.3(a)(i) through 3.3(a)(ii) above, but payable in the same type of consideration as being paid to holders of Team Common Stock.

(b) Within the period commencing on the date of an Acceleration Event pursuant to Section 3.3(c)(ii) below and ending on the sixtieth (60th) day following the Class B Stockholder Representative’s written notice to the Company of such Acceleration Event, the Class B Stockholder Representative, after providing the applicable Exercise Notice to the Company (or any successor entity to the Company), shall have the right, but not the obligation, to exercise the Put Option for an aggregate number of unregistered shares of Team Common Stock equal to:

(i) the greater of (I) $2,360,056, or (II) $2,360,056 plus ((A) the Appraised Value of the Company and its Subsidiaries, less (x) $45 million, plus or minus (y) any Intercompany Balance), multiplied by (B) 0.35); divided by

(ii) the per share average closing price of Team Common Stock reported on the New York Stock Exchange for the 90 Trading Days ending the date immediately preceding the date of such Acceleration Event.

(c) An “Acceleration Event” will be deemed to have occurred, if at any time after the date hereof and prior to the Option Date the following occurs:

(i) there is a Change of Control of Team and Team or any successor entity to Team, following a Change of Control (A) fails to allow the Company to invest net cash flows generated from its operations back into the Company (regardless of whether such investments are capitalized or expensed for accounting purposes) or (B) otherwise fails to make financial commitments to the Company on a basis at least as favorable as those in effect prior to the Change of Control; or

(ii) there is a Change of Control of Quest or the Company.

(d) For purposes of this Agreement, “Appraised Value” shall be, as of the date of the Acceleration Event, the Fair Market Value determined by an Appraiser appointed pursuant to Section 3.3(e).

(e) Within fifteen (15) days after a Class B Stockholder gives an Exercise Notice under Section 3.3(a) or Section 3.3(b) hereof, Team and the Class B Stockholder Representative shall jointly select an independent appraiser (the “Appraiser”). In order to qualify for appointment as an Appraiser hereunder, an appraiser shall have no direct or indirect financial or other business interest in Team, any Class B Stockholder or the Company or any affiliate of Team, a Class B Stockholder or the Company, shall be qualified and experienced in valuing businesses which are in the same or similar business of the Company and shall be neutral and impartial. If the parties agree on an Appraiser, such Appraiser shall appraise the Company and its Subsidiaries and notify the parties within thirty (30) days after his appointment of his determination of the Appraised Value of the Company and its Subsidiaries, which notice shall be accompanied by a copy of his appraisal report. Such Appraiser’s determination of such Appraised Value shall be conclusive and binding upon the Parties for the purposes for which such determination was made. If Team and the Class B Stockholder Representative are unable to agree upon a single Appraiser within such fifteen (15) day period, then either party may call for the appointment of an Appraiser by giving notice to the other. Each such party shall then designate an appraiser within fifteen (15) days of the date of such notice. If either such party fails to designate an appraiser, the appraiser selected by the other shall be the Appraiser for purposes of this Section 3.3(d). If each such party designates an appraiser, the appraisers appointed by such parties shall select a third Appraiser within thirty (30) days after either such party calls for the appointment of an appraiser and such third appraiser shall be the Appraiser for purposes of this Section 3.3(d). The Appraiser appointed shall appraise the Company and its Subsidiaries as stated herein and notify the parties within thirty (30) days after his appointment by the designated appraisers of his determination of the Appraised Value of the Company and its Subsidiaries, which notices shall be accompanied by his appraisal report. The Appraised Value shall be the value determined by such Appraiser in accordance with Section 3.3(d) above. The determination of the Appraised Value of the Company shall be conclusive and binding upon the parties for the purposes for which such determination was made. The fees and expenses of the Appraiser shall be borne equally by (i) Team and (ii) the holders of the Class B Stock as a group. Any holder of the Class B Stock may elect to have fees and expenses paid by deduction from the value due to that holder and the failure of any such holder to pay a sum owed within sixty (60) days shall be such an election.

ARTICLE IV

CALCULATION OF EBITDA

Section 4.1 Calculation of Third Year EBITDA. Team shall determine the Third Year EBITDA based on its audited financial statements within 75 days following May 31, 2014 and results thereof shall be forwarded to the Class B Stockholder Representative along with a copy of such accounting records and other information as is reasonably necessary to support Team’s calculations of the Third Year EBITDA (the “Supporting Data”). During the determination or thereafter until the Third Year EBITDA amount is finally resolved, if the Class B Stockholder Representative requests, Team shall promptly provide the Class B Stockholder Representative with total and complete access to Quest Group financial and business records, subject only to a confidentially agreement of a standard form required of Team senior management. The Class B Stockholder Representative shall review the calculation of the Third Year EBITDA, and within 30 days after delivery thereof notify Team in wiring of any disagreement with such calculation. If within such 30 days following delivery the Class B Stockholder Representative does not object in writing thereto, then Team’s determination of the Third Year EBITDA shall be conclusive. If the Class B Stockholder Representative objects in writing to Team’s computation, then Team and the Class B Stockholder Representative shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within 20 days, then the matter shall be submitted to the Third Party Accountant within 15 days of such failure to agree. If the parties agree on a Third Party Accountant, such Third Party Accountant will deliver to Team and the Class B Stockholder Representative a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Third Party Accountant by Team and the Class B Stockholder Representative) of the disputed items within 30 days (unless such period is extended by the consent of both Team and the Class B Stockholder Representative ) of receipt of notification of the disputed items. Such Third Party Accountant’s determination of such Third Year EBITDA shall be conclusive and binding upon the parties for the purposes for which such determination was made. If Team and the Class B Stockholder Representative are unable to agree upon a single Third Party Accountant within such fifteen (15) day period, then either such party may call for the appointment of a third party accountant by giving notice to the other. Each such party shall then designate a third party accountant within fifteen (15) days of the date of such notice. If either such party fails to designate a third party accountant, the third party accountant selected by the other shall be the Independent Accountant for purposes of this Article 4. If each such party designates a third party accountant, the third party accountants appointed by Team and the Class B Stockholder Representative shall select a third third-party accountant within thirty (30) days after either such party calls for the appointment of a third party accountant and such third third-party accountant shall be the Third Party Accountant for purposes of this Article 4. All fees and expenses relating to appointment of the Third Party Accountant and the work, if any, to be performed by the Third Party Accountant will be borne equally by (i) Team and (ii) the holders of the Class B Stock as a group. No part of the cost of the Third Party Accountant shall be charged to the Company or Quest. The Third Party Accountant will deliver to Team and the Class B Stockholder Representative a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Third Party Accountant by Team and the Class B Stockholder Representative) of the disputed items within 30 days (unless such period is extended by the consent of both Team and the Class B Stockholder Representative) of receipt of notification of the disputed items. Such Third Party Accountant’s determination of such Third Year EBITDA shall be conclusive and binding upon the parties for the purposes for which such determination was made.

Section 4.2 Calculation of Fourth Year EBITDA. Within 60 days following May 31, 2015, Team and the Class B Stockholder Representative shall determine the EBITDA for the Fourth Year EBITDA in the same manner as provided in Section 4.1 above.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Exercise Mechanics.

(a) Exercise Limitation. Notwithstanding anything to the contrary contained herein, to the extent that the exercise of the Call Option or Put Option (upon an Acceleration Event or otherwise), together with the shares of Team Common Stock issued to the Class B Stockholders pursuant to the Purchase Agreements, will result in the Class B Stockholders beneficially owning more than 19.90% of the then outstanding Team Common Stock or voting power of Team on the Exercise Date (the “Exercise Limitation”), then the amount of shares otherwise issuable upon the exercise of such Call Option or Put Option as contemplated hereunder will be proportionately reduced so as not to exceed the Exercise Limitation.

(b) Proportional Issuance; Fractional Shares. The aggregate number of unregistered shares of Team Common Stock determined pursuant to the provisions of Article II and Article III hereof shall be issued to Class B Stockholders based on their percentage ownership of the Class B Stock. No fractional shares of Team Common Stock shall be issued pursuant to this Agreement, and no certificates or scrip for any such fractional share shall be issued. Any Class B Stockholder who would otherwise be entitled to receive a fraction of a share pursuant to this Agreement shall, in lieu of such fraction of a share, receive one full share of unregistered Team Buyer Common Stock determined by rounding up or down to the nearest whole number.

Section 5.2 Holder of Record. A Class B Stockholder shall, for all purposes, be deemed to have become the holder of record of the shares of Team Common Stock specified in the Exercise Notice on the date of delivery of such shares of Team Common Stock. Except as specifically provided herein, nothing herein shall be construed as conferring upon the holders of Class B Stock any rights as a shareholder of Team prior to the date of delivery of the shares of Team Common Stock.

Section 5.3 Restrictions on Disposition. Subject to Section 5.4, so long as shares of Class B Stock are outstanding, no Class B Stockholder shall sell, assign, transfer, give, encumber, pledge or in any other way dispose of Class B Stock (any such act is referred to herein as a “Transfer”), except as provided in this Agreement. Subject to the terms of this Agreement, the Class B Stockholders shall be entitled to exercise all rights of ownership of their Class B Stock.

Section 5.4 Expressly Permitted Transfers.

(a) Notwithstanding anything to the contrary in Section 5.3, a Class B Stockholder may Transfer any of its shares of Class B Stock or any interest therein (A) to a trust the beneficiary of which is such holder’s spouse, parents, members of his immediate family or his lineal descendants, or (B) to any other person provided that Team has consented in writing to such Transfer, which consent can be withheld at the sole discretion of Team (any such transferee pursuant to this Section 5.4(a) shall be referred to herein as a “Permitted Transferee”). Any Transfer made pursuant to this Section 5.4(a) shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

(b) In the event a Transfer of any shares of Class B Stock has taken place in violation of the provisions of this Agreement, such Transfer shall be void and of no effect, and no distribution or any kind shall be paid by the Company or Team to the transferee in respect of such shares of Class B Stock (all such dividends and distributions being deemed waived), and the voting rights of such shares of Class B Stock on any matter whatsoever shall remain vested in the transferor.

Section 5.5 Stock Legend. The stock certificates representing the Class B Stock shall contain the following legend, in addition to any other legends deemed appropriate or necessary by the Company:

THIS CERTIFICATE IS TRANSFERABLE ONLY UPON (I) COMPLIANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PUT/CALL OPTION AGREEMENT DATED AS OF NOVEMBER 1, 2010,

BY AND AMONG TEAM, INC. AND THE STOCKHOLDERS SIGNATORIES THERETO, AND (II) THE PRIOR WRITTEN APPROVAL OF THE COMPANY. ANY TRANSFER WITHOUT SUCH COMPLIANCE AND APPROVAL SHALL BE VOID AND OF NO EFFECT. A COPY OF THE PUT/CALL OPTION AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SHARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ITS COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAW.

Section 5.6 Purchase and Sale of Class B Stock Upon Death, Bankruptcy or Involuntary Transfer. In the event a Class B Stockholder (i) dies, (ii) voluntarily or involuntarily files for bankruptcy in any court of competent jurisdiction, or (iii) has its shares of Class B Stock Transferred by operation of law or otherwise involuntarily, unless provided to the contrary in a separate agreement between Team and such Class B Stockholder, upon written notice to such Class B Stockholder, Team shall have the continuing option to exercise its Call Option with respect to the shares of Class B Stock beneficially owned by such Class B Stockholder in accordance with Article 2 hereto.

Section 5.7 No Shares with Conflicting Rights. Prior to the exercise of the Put Option or Call Option as contemplated in this Agreement, Team will not permit the Company nor any member of the Quest Group to authorize, create, issue or sell any class of capital stock with rights as to repurchase or conversion, which are superior or equal to the rights of the Class B Stock.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 6.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party to be charged with such amendment or waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 6.3 Notices. All notices permitted or required to be given pursuant to this Agreement shall be given (and will be deemed to have been duly given, if given) by hand delivery, courier service, facsimile, email, or mailed by registered or certified mail, postage prepaid, return receipt requested:

If to the Class B Stockholders :

If to the Class B Stockholders :

Milton J. Altenberg

19823 58th Place South, Suite 100

Kent, Washington 98032

Facsimile: (253) 872-8967

Email Address: Altenberg1@cs.com

and:

Jeffrey L. Ott

8 Mariposa Court

Tiburon, California 94920

Facsimile:

Email Address: j.ott@questintegrity.com

If to Team:

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

Facsimile: (281) 388-5583

Email Address: Butch.Bouchard@TeamInc.com

Attention: Butch Bouchard

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if receipt is received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after if not received during the recipient’s normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

Section 6.4 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

Section 6.5 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 6.6 CONSENT TO JURISDICTION. ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE FEDERAL COURTS IN AND FOR THE SOUTHERN DISTRICT OF TEXAS WITHOUT REGARD TO ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES. IF SUCH COURTS DO NOT HAVE JURISDICTION FOR ANY REASON, THEN ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURTS, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

Section 6.7 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of Law principles.

Section 6.8 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

Section 6.9 Construction. Wherever the context so permits, the use of words in this Agreement in the masculine, feminine or neuter gender shall be construed to include all of such genders. All references to articles, sections, subsections, or subparagraphs are to provisions of this Agreement unless the context dictates otherwise.

Section 6.10 Successors. All of the terms, agreements, covenants and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If a Company Member is an entity and if the principal business, operations or a majority or substantial portion of the assets of such Company Member are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving person or entity shall automatically become bound by and subject to the provisions of this Agreement, and such Company Member shall cause the receiving person or entity to expressly assume its obligations hereunder.

Section 6.11 Delivery by PDF and Facsimile. This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of portable document format (“PDF”) or a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such Contract shall raise the use of PDF or a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of PDF or a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TEAM, INC.

By:
André C. Bouchard
Senior Vice President, Administration, General Counsel & Secretary

CLASS B STOCKHOLDER

Printed Name:

EXHIBIT B

EXERCISE NOTICE

If exercise of Put Option:

NOTICE OF EXERCISE OF PUT OPTION

To Team, Inc.:

Date:

The undersigned Class B Stockholder Representative hereby irrevocably exercises its option to cause the Company to purchase 5,050 shares of Class B Common Stock of TQ Acquisition, Inc. beneficially held by the Class B Stockholders for unregistered shares of the common stock, par value $0.30 per share, of Team, Inc., in accordance with Article III of the Put/Call Option Agreement dated November 1, 2010, as amended.

Class B Stockholder Representative:

By:
Name:
Title:

If exercise of Call Option:

NOTICE OF EXERCISE OF CALL OPTION

To

Date:

Team, Inc., a Delaware corporation, hereby irrevocably gives notice to                          (the “Class B Stockholder Representative”) of the exercise of its option to purchase 5,050 shares of Class B Common Stock of TQ Acquisition, Inc., a Texas corporation, for unregistered shares of the common stock, par value $0.30 per share, of Team, Inc., in accordance with Article II of the Put/Call Option Agreement dated November 1, 2010, as amended.

TEAM, INC.

By:
Name:
Title: